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                                                                      EXHIBIT 11

                          WESTERN DIGITAL CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


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                                                                                 THREE MONTHS ENDED
                                                                        ------------------------------------
                                                                        OCTOBER 1,             SEPTEMBER 25,
                                                                              1994                      1993
                                                                        ----------             -------------
PRIMARY

         Net income (loss)  . . . . . . . . . . . . . . . . . .          $34,718                  $(5,098)
                                                                         =======                  =======

         Weighted average number of common shares outstanding
         during the period  . . . . . . . . . . . . . . . . . .           45,141                   35,367

         Incremental common shares attributable to exercise of
         outstanding options and warrants . . . . . . . . . . .            2,123
                                                                         -------                  -------

                 Total shares . . . . . . . . . . . . . . . . .           47,264                   35,367
                                                                         =======                  =======

         Net income (loss) per share  . . . . . . . . . . . . .          $   .73                  $  (.14)
                                                                         =======                  =======

FULLY DILUTED

         Net income (loss)  . . . . . . . . . . . . . . . . . .          $34,718                  $(5,098)

         Add back: interest expense, net of income tax effect,
         applicable to convertible subordinated debentures  . .            1,161
                                                                         -------                  -------
                                                                         $35,879                  $(5,098)
                                                                         =======                  =======
         Weighted average number of common shares outstanding
         during the period  . . . . . . . . . . . . . . . . . .           45,141                   35,367

         Incremental common shares attributable to exercise of
         outstanding options and warrants . . . . . . . . . . .            2,124                       --

         Incremental common shares attributable to conversion of
         convertible subordinated debentures  . . . . . . . . .            4,058                       --
                                                                         -------                  -------

                 Total shares . . . . . . . . . . . . . . . . .           51,323                   35,367
                                                                         =======                  =======

         Net income (loss) per share  . . . . . . . . . . . . .          $   .70                  $  (.14)
                                                                         =======                  =======
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